UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2016

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2016, the Board of Directors (the “Board”) of Activision Blizzard, Inc. (the “Company”) approved the Company’s Third Amended and Restated Bylaws (the “Amended Bylaws”).

The Amended Bylaws amend and restate the Second Amended and Restated By-Laws of the Company (the “Former Bylaws”), adopting certain changes, including those summarized below:

•              The Amended Bylaws eliminate certain governance provisions that are no longer necessary now that Vivendi S.A. is no longer the Company’s controlling stockholder, including the following:

•              Provisions requiring “supermajority” approval for the amendment of the bylaws, consistent with the changes to the Company’s certificate of incorporation approved by the Company’s stockholders at their 2014 annual meeting;

•              A provision specifying that certain items need to receive the vote of a majority of the independent directors, voting separately, in addition to the vote of a majority of the Board (e.g., declaration of dividends); and

•              Provisions specifically delineating the authority of the Chief Executive Officer (the “CEO”) and the limits on that authority, neither of which are customary in public company bylaws and which were only added to the Former Bylaws as a result of its relationship with Vivendi S.A (e.g., the requirements that the Board approve transactions in excess of $30 million, the issuance of securities and any change in compensation for any person whose annual cash compensation exceeds $2 million); these provisions were replaced with more general language with respect to the CEO’s authority.

•              The majority voting standard for the election of directors in uncontested elections was clarified to explicitly provide that the number of shares voted “for” a director must exceed the number of shares voted “against” the director. In conjunction with this change, the Board also amended the Company’s Corporate Governance Principles and Policies to provide that, if stockholders do not re-elect a director, that director must offer his or her resignation from the Board. In that instance, the Board, or, at the Board’s direction, the Company’s Nominating and Corporate Governance Committee, would determine whether to accept or reject the resignation, or whether other action should be taken. The Company would publicly disclose the decision and the underlying rationale within 90 days following the date of the certification of the election results.

•              The Amended Bylaws permit the Chairman of the Board, the CEO, the President or a majority of the Board then in office to call special meetings of stockholders.

•              Certain governance provisions regarding business transacted at stockholders’ meetings were amended, including the following:

•              Provisions were added clarifying and  establishing certain notice requirements for stockholder proposals and nominations, including:

•              Requiring a stockholder’s notice to the Company with regard to director nominees proposed by stockholders to include a more fulsome disclosure (e.g., the material interest of the director nominee and/or the person nominating him or her, the disclosure of any representations and agreements with respect to voting and compensation arrangements and a representation as to compliance with Company policies and guidelines);

•              Requiring disclosure by persons proposing business of any action taken by such person to separate his or her voting interest from his or her economic interest; and

•              Requiring the proposed text of any proposal regarding business to be discussed at a meeting.

•              In order to clarify what constitutes a reasonable time before the Company begins to print and send its proxy materials pursuant to the Securities Exchange Act of 1934, the Amended Bylaws provide that, with respect to special meetings and situations where an annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the earliest date that a stockholder may provide notice of nominations or other business is 120 days prior to the meeting (the Former Bylaws provided such an “earliest date” restriction only for an annual meeting).

•              The Amended Bylaws include a provision that the presiding person of a stockholder meeting has the power to adjourn it, whether or not there is a quorum.

•              The Amended Bylaws clarify which officers are required to be elected by the Board, and explicitly permit the Board to empower the CEO to appoint (and remove) any other officers.

•              The Amended Bylaws permit the Chairman of the Board, the CEO or a majority of the Board then in office to call special meetings of the Board.

•              The Amended Bylaws consolidate and clarify the provisions relating to the manner and waiver of notice to shareholders and directors.

•              The Amended Bylaws provide for certain non-substantive changes and changes to conform to current provisions of the Delaware General Corporation Law, including allowing for electronic notice of meetings and uncertified certificates.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits

3.1                        Third Amended and Restated Bylaws of Activision Blizzard, Inc., as amended and restated as of February 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Activision Blizzard, Inc., as amended and restated as of February 2, 2016